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                                                                    EXHIBIT 23.1
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                             Accountant's Consent
                             --------------------




The Board of Directors
Evans & Sutherland Computer Corporation:


We consent to incorporation by reference in the Registration Statements No. 33-39632 and No. 2-76027 on Form S-8 of Evans & Sutherland Computer Corporation of our report dated February 18, 1994, relating to the consolidated balance sheets of Evans & Sutherland Computer Corporation and subsidiaries as of December 31, 1993 and December 25, 1992, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.


                                           /s/ KPMG Peat Marwick
                                           KPMG Peat Marwick




Salt Lake City Utah
March 25, l994